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Exhibit 14.2

CONSENT OF INDEPENDENT AUDITOR

        We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-111779) and the Registration Statement on Form F-4 (No. 333-112948) of Millicom International Cellular, S.A. of our report dated June 4, 2004 relating to the financial statements of Telefónica Celular, S. A., which appears in the Annual Report on Form 20-F of Millicom International Cellular, S.A. for the year ended December 31, 2003.

PricewaterhouseCoopers
Interamérica, S. de R. L.—Honduras
June 30, 2004

Exh 14.2-1

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  Exhibit 14.2
CONSENT OF INDEPENDENT AUDITOR